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                                                                     EXHIBIT 5.1

                   [Letterhead of Fulbright & Jaworski L.L.P.]

                                  June 12, 2002

Patterson-UTI Energy, Inc.
4510 Lamesa Highway
P.O. Box 1416
Snyder, Texas 79550


Gentlemen:

         We have acted as counsel for Patterson-UTI Energy, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 650,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to be offered by certain stockholders of the Company.

         In connection therewith, we have examined the Company's Registration Statement on Form S-3 and exhibits thereto covering the shares (the "Registration Statement") filed with the Securities and Exchange Commission, originals or copies certified or otherwise identified to our satisfaction of the Restated Certificate of Incorporation, as amended, of the Company, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized, duly and validly issued and are outstanding and fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                               Very truly yours,


                                               /s/  FULBRIGHT & JAWORSKI L.L.P.